Exhibit 99.1

First National Corporation Announces Fourth Quarter and Full Year Results

STRASBURG, Va., January 30, 2017 --- First National Corporation (the “Company” or “First National”) (OTC: FXNC) reported net income of $1.3 million, or $0.27 per diluted share, for the fourth quarter of 2017, and net income of $6.4 million, or $1.30 per diluted share, for the year ended December 31, 2017. In the fourth quarter of 2017, a $752 thousand, or $0.16 per diluted share, charge to income tax expense was recorded related to the re-measurement of net deferred tax assets resulting from the new 21% federal corporate income tax rate established by the Tax Cuts and Jobs Act enacted in December 2017.

2017 Key Accomplishments:

•	Record year of revenues totaling $33.6 million

•	Pre-tax income increased 23%

•	Return on equity of 11.57%

•	Loan growth of $36.1 million, or 8%

•	Asset quality continued to be stable

•	Efficiency ratio improved for second consecutive year to 66.42%

•	Expanded into Richmond with branch and experienced bankers

“Last year was an incredible year for our company,” said Scott Harvard, president and chief executive officer of First National. Harvard added, “In spite of a surprise tax adjustment at year end, we were able to grow earnings per share by eight percent while also absorbing the expense of opening a new branch in Richmond. The efficiency ratio improved for the second straight year. We continue to believe that efficiency is a strong driver of shareholder value and are pleased with the direction of our efficiency ratio and our stock price over the last two years. I am extremely proud of our team's hard work during the year and their continued focus on customer service, community involvement, and expense management.”

BALANCE SHEET

Total assets of First National increased $23.1 million to $739.1 million at December 31, 2017, compared to one year ago. Loans, net of the allowance for loan losses, increased $36.1 million, or 8%. The composition of the balance sheet changed when comparing the periods. Average loans, the highest yielding asset class, increased as the percentage of total average earning assets to 74% from 71%.

Total deposits increased $19.4 million, or 3%, to $665.0 million, compared to $645.6 million at December 31, 2016. When comparing the composition of the deposit portfolio at December 31, 2017 to one year ago, noninterest-bearing deposits increased $12.8 million, from 26% to 27% of total deposits, savings and interest-bearing demand deposits increased $12.4 million, remaining at 54% of total deposits, while time deposits decreased $5.8 million, from 20% to 19% of total average deposits.

Shareholders’ equity increased $6.0 million to $58.2 million at December 31, 2017, compared to $52.2 million one year ago, primarily from an increase in retained earnings. Tangible common equity totaled $57.2 million at the end of the year, compared to $50.6 million at December 31, 2016. The Company’s wholly-owned banking subsidiary, First Bank, was considered well-capitalized based on regulatory requirements at the end of the year.

ANALYSIS OF THE THREE MONTH PERIOD

Net interest income increased $692 thousand, or 12%, to $6.6 million for the quarter ended December 31, 2017, compared to $5.9 million for the fourth quarter of 2016. The increase resulted from a higher net interest margin and higher average earning asset balances. Average earning asset balances increased 4%, and the net interest margin increased 26 basis points to 3.86% for the quarter ended December 31, 2017, compared to 3.60% for the same period in 2016. The increase in the net interest margin resulted from a 33 basis point increase in the yield on total earning assets, which was partially offset by a 7 basis point increase in interest expense as a percent of average earning assets.

The higher yield on earning assets was attributable to an increase in yields on loans, securities and interest-bearing deposits in banks, as well as a change in the composition of earning assets. Yields increased on loans, securities, and interest-bearing deposits in banks by 21 basis points, 17 basis points and 69 basis points, respectively. A change in the asset composition also favorably impacted the earning asset yield as average loan balances increased to 75% of average earning assets for the quarter ended December 31, 2017, compared to 72% of average earning assets for the same period in 2016.

The increase in interest expense was attributable to higher interest rates paid on deposits, as the cost of total interest-bearing deposits increased by 10 basis points to 0.40%. The increase in deposit costs compared favorably to increases of 75 basis points in the target federal funds rate during 2017. Interest expense also increased from an $8.4 million increase in average total interest-bearing deposits, when comparing the periods.

Noninterest income increased to $2.4 million, compared to $2.1 million for the same period of 2016. This was primarily a result of a $305 thousand increase in other operating income and a $33 thousand increase in wealth management revenue. The increase in other operating income was attributable to a $305 thousand life insurance benefit recorded during the fourth quarter of 2017. These increases were partially offset by net losses on sales of securities totaling $114 thousand and a $99 thousand decrease in service charges on deposits.

Noninterest expense increased $386 thousand, or 7%, to $6.0 million for the fourth quarter, compared to the same period one year ago. This was attributable to a $441 thousand, or 15%, increase in salaries and employee benefits, a $26 thousand increase in equipment expense, and a $24 thousand increase in occupancy expense. These expenses increased primarily from the expansion of the Company's banking subsidiary, First Bank, into the Richmond, Virginia market during the fourth quarter. The Bank also incurred a $252 thousand loss from the decision to sell a former bank branch located in Woodstock, Virginia during the quarter. The increases in expenses were partially offset by a $192 thousand increase in other real estate owned income, a $50 thousand decrease in supplies expense, a $42 thousand decrease in postage expense, and a $39 thousand decrease in amortization expense. The increase in other real estate owned income resulted from the sale of a former bank branch in Winchester, Virginia during the quarter.

Income tax expense increased $799 thousand to $1.5 million for the fourth quarter, compared to $724 thousand for the same period of 2016. The increase was primarily attributable to a $752 thousand charge to income tax expense that was recorded for the re-measurement of net deferred tax assets, which resulted from the new 21% federal corporate income tax rate established by the Tax Cuts and Jobs Act enacted in December 2017.

ANALYSIS OF THE TWELVE MONTH PERIOD

For the year ended December 31, 2017, net interest income increased $2.0 million, or 9%, to $25.3 million, compared to $23.3 million for the same period in 2016. The increase resulted from a higher net interest margin and higher average earning asset balances. Average earning asset balances increased 4%, and the net interest margin increased 16 basis points to 3.77% for the year ended December 31, 2017, compared to 3.61% for the same period in 2016. The increase in the net interest margin resulted from a 21 basis point increase in the yield on total earning assets, which was partially offset by a 5 basis point increase in interest expense as a percent of average earning assets.

The higher yield on earning assets was attributable to an increase in yields on loans, securities and interest-bearing deposits in banks, as well as a change in the composition of earning assets. Yields increased on loans, securities, and interest-bearing deposits in banks by 8 basis points, 15 basis points and 43 basis points, respectively. A change in the asset composition also favorably impacted the earning asset yield, as average loan balances increased to 74% of average earning assets for the year ended December 31, 2017, compared to 71% of average earning assets for the same period in 2016.

The increase in interest expense was attributable to higher interest rates paid on deposits, as the cost of total interest-bearing deposits increased by 7 basis points to 0.36%. The increase in deposit costs compared favorably to increases of 75 basis points in the target federal funds rate during the year. Interest expense also increased from a $7.6 million increase in average total interest-bearing deposits, when comparing the periods.

Noninterest income totaled $8.3 million, compared to $8.5 million for the same period of 2016. This was primarily a result of a $484 thousand decrease in service charges on deposits and net losses on sales of securities totaling $90 thousand during 2017. Service charges on deposits decreased from lower overdraft revenue. These decreases were partially offset by a $194 thousand increase in other operating revenue, which resulted from a life insurance benefit recorded during the fourth quarter, and an $85 thousand increase in wealth management revenue.

Noninterest expense decreased $204 thousand, or 1%, to $23.3 million. Amortization expense decreased $151 thousand, FDIC assessment decreased $110 thousand, supplies decreased $85 thousand, other real estate income increased $66 thousand, ATM and check card fees decreased $61 thousand, and occupancy decreased $51 thousand. These favorable variances were partially offset by a net loss on disposal of premises and equipment that totaled $252 thousand and a $64 thousand increase in bank franchise tax. The net loss on disposal of premises and equipment resulted from the decision to sell a former bank branch located in Woodstock, Virginia during the fourth quarter.

Income tax expense increased $1.4 million to $3.7 million for the year, compared to $2.4 million for the same period of 2016. The increase included a $752 thousand charge to income tax expense during the fourth quarter of 2017 that was recorded related to the re-measurement of net deferred tax assets, which resulted from the new 21% federal corporate income tax rate established by the Tax Cuts and Jobs Act enacted in December 2017.

ASSET QUALITY/LOAN LOSS PROVISION

The provision for loan losses totaled $100 thousand for the fourth quarter and year ended December 31, 2017. There was no provision for loan losses recorded during 2016. Net charge-offs totaled $75 thousand for the quarter and $95 thousand for the year ended December 31, 2017. Nonperforming assets totaled $1.3 million, or 0.17% of total assets at year-end, compared to $1.8 million, or 0.25% of total assets, one year ago. The allowance for loan losses totaled $5.3 million at December 31, 2017 and 2016, representing 1.02% and 1.09% of total loans, respectively.

FORWARD-LOOKING STATEMENTS

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and other filings with the Securities and Exchange Commission.

ABOUT FIRST NATIONAL CORPORATION

First National Corporation (OTC: FXNC) is the parent company and bank holding company of First Bank, a community bank that first opened for business in 1907 in Strasburg, Virginia. The Bank offers loan and deposit products and services through its website, www.fbvirginia.com, its mobile banking platform, a network of ATMs located throughout its market area, one loan production office, a customer service center in a retirement community, and 15 bank branch office locations located throughout the Shenandoah Valley and central regions of Virginia. In addition to providing traditional banking services, the Bank operates a wealth management division under the name First Bank Wealth Management. First Bank also owns First Bank Financial Services, Inc., which invests in entities that provide investment services and title insurance.

CONTACTS

Scott C. Harvard                                M. Shane Bell
President and CEO                                Executive Vice President and CFO
(540) 465-9121                                    (540) 465-9121
sharvard@fbvirginia.com                            sbell@fbvirginia.com

FIRST NATIONAL CORPORATION
Quarterly Performance Summary
(in thousands, except share and per share data)

	(unaudited) For the Quarter Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Income Statement
Interest income
Interest and fees on loans	$6,365	$6,138	$5,933	$5,646	$5,556
Interest on deposits in banks	96	92	86	61	55
Interest on securities
Taxable interest	636	637	634	662	655
Tax-exempt interest	147	148	145	143	139
Dividends on restricted securities	21	21	21	20	21
Total interest income	$7,265	$7,036	$6,819	$6,532	$6,426
Interest expense
Interest on deposits	$489	$446	$405	$383	$353
Interest on subordinated debt	91	91	89	89	91
Interest on junior subordinated debt	80	79	76	68	69
Total interest expense	$660	$616	$570	$540	$513
Net interest income	$6,605	$6,420	$6,249	$5,992	$5,913
Provision for loan losses	100	—	—	—	—
Net interest income after provision for loan losses	$6,505	$6,420	$6,249	$5,992	$5,913
Noninterest income
Service charges on deposit accounts	$778	$760	$735	$755	$877
ATM and check card fees	596	516	527	501	505
Wealth management fees	386	359	355	347	353
Fees for other customer services	162	131	137	140	154
Income from bank owned life insurance	103	117	102	85	109
Net gains (losses) on sales of securities	(114)	11	13	—	(2)
Net gains on sale of loans	51	54	34	33	42
Other operating income	394	69	75	80	89
Total noninterest income	$2,356	$2,017	$1,978	$1,941	$2,127
Noninterest expense
Salaries and employee benefits	$3,338	$3,221	$3,122	$3,242	$2,897
Occupancy	388	379	348	367	364
Equipment	428	400	400	408	402
Marketing	166	138	136	136	210
Supplies	88	81	105	91	138
Legal and professional fees	228	216	245	197	238
ATM and check card fees	209	205	229	162	211
FDIC assessment	76	84	77	79	72
Bank franchise tax	111	111	110	104	90
Telecommunications expense	103	95	108	110	112
Data processing expense	165	153	152	150	159
Postage expense	14	62	74	61	56
Amortization expense	140	151	160	169	179
Other real estate owned expense (income), net	(192)	—	4	2	—
Net loss on disposal of premises and equipment	252	—	—	—	—
Other operating expense	507	511	435	473	507
Total noninterest expense	$6,021	$5,807	$5,705	$5,751	$5,635
Income before income taxes	$2,840	$2,630	$2,522	$2,182	$2,405
Income tax expense	1,523	798	766	639	724
Net income	$1,317	$1,832	$1,756	$1,543	$1,681

FIRST NATIONAL CORPORATION
Quarterly Performance Summary
(in thousands, except share and per share data)

	(unaudited) For the Quarter Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Common Share and Per Common Share Data
Net income, basic	$0.27	$0.37	$0.36	$0.31	$0.34
Weighted average shares, basic	4,945,175	4,943,301	4,940,904	4,935,421	4,927,728
Net income, diluted	$0.27	$0.37	$0.36	$0.31	$0.34
Weighted average shares, diluted	4,948,981	4,946,128	4,942,726	4,937,625	4,933,572
Shares outstanding at period end	4,945,702	4,945,056	4,941,604	4,940,766	4,929,403
Tangible book value at period end	$11.57	$11.42	$11.08	$10.64	$10.26
Cash dividends	$0.035	$0.035	$0.035	$0.035	$0.03

Key Performance Ratios
Return on average assets	0.71%	1.00%	0.96%	0.88%	0.94%
Return on average equity	9.01%	12.78%	12.79%	11.78%	13.04%
Net interest margin	3.86%	3.79%	3.73%	3.70%	3.60%
Efficiency ratio (1)	63.48%	66.38%	66.71%	69.52%	67.05%

Average Balances
Average assets	$736,745	$729,651	$730,838	$714,714	$711,834
Average earning assets	689,338	681,800	682,132	667,184	663,982
Average shareholders’ equity	57,973	56,857	55,068	53,132	51,295

Asset Quality
Loan charge-offs	$223	$243	$161	$106	$337
Loan recoveries	148	100	154	236	48
Net charge-offs (recoveries)	75	143	7	(130)	289
Non-accrual loans	937	2,121	1,913	1,596	1,520
Other real estate owned, net	326	250	250	250	250
Nonperforming assets	1,263	2,371	2,163	1,846	1,770
Loans 30 to 89 days past due, accruing	4,223	1,960	1,368	2,606	2,583
Loans over 90 days past due, accruing	183	89	151	119	116
Troubled debt restructurings, accruing	282	287	291	296	300
Special mention loans	5,225	9,677	10,378	12,896	13,073
Substandard loans, accruing	8,863	9,218	9,295	7,877	8,056

Capital Ratios (2)
Total capital	$67,624	$71,318	$69,325	$67,264	$65,590
Tier 1 capital	62,298	66,017	63,881	61,813	60,269
Common equity tier 1 capital	62,298	66,017	63,881	61,813	60,269
Total capital to risk-weighted assets	13.12%	13.91%	13.82%	13.53%	13.47%
Tier 1 capital to risk-weighted assets	12.09%	12.87%	12.73%	12.43%	12.38%
Common equity tier 1 capital to risk-weighted assets	12.09%	12.87%	12.73%	12.43%	12.38%
Leverage ratio	8.46%	9.06%	8.76%	8.66%	8.48%

FIRST NATIONAL CORPORATION
Quarterly Performance Summary
(in thousands, except share and per share data)

	(unaudited) For the Quarter Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Balance Sheet
Cash and due from banks	$11,358	$9,162	$9,801	$10,593	$10,106
Interest-bearing deposits in banks	28,628	24,480	40,937	35,246	30,986
Securities available for sale, at fair value	89,255	93,102	89,741	91,907	94,802
Securities held to maturity, at carrying value	48,208	49,376	50,824	51,999	53,398
Restricted securities, at cost	1,570	1,570	1,570	1,570	1,548
Loans held for sale	438	660	999	—	337
Loans, net of allowance for loan losses	516,875	509,406	498,389	492,319	480,746
Other real estate owned, net of valuation allowance	326	250	250	250	250
Premises and equipment, net	19,891	20,510	20,501	20,709	20,785
Accrued interest receivable	1,916	1,886	1,728	1,753	1,746
Bank owned life insurance	13,967	14,232	14,115	14,013	13,928
Core deposit intangibles, net	930	1,071	1,222	1,382	1,551
Other assets	5,748	5,798	5,580	5,555	5,817
Total assets	$739,110	$731,503	$735,657	$727,296	$716,000

Noninterest-bearing demand deposits	$180,912	$179,351	$176,780	$173,963	$168,076
Savings and interest-bearing demand deposits	361,417	350,879	362,128	353,958	349,067
Time deposits	122,651	126,032	122,920	126,848	128,427
Total deposits	$664,980	$656,262	$661,828	$654,769	$645,570
Other borrowings	—	—	—	—	—
Subordinated debt	4,948	4,943	4,939	4,934	4,930
Junior subordinated debt	9,279	9,279	9,279	9,279	9,279
Accrued interest payable and other liabilities	1,749	3,485	3,644	4,336	4,070
Total liabilities	$680,956	$673,969	$679,690	$673,318	$663,849

Preferred stock	$—	$—	$—	$—	$—
Common stock	6,182	6,181	6,177	6,176	6,162
Surplus	7,260	7,238	7,177	7,155	7,093
Retained earnings	45,670	44,368	42,709	41,126	39,756
Accumulated other comprehensive loss, net	(958)	(253)	(96)	(479)	(860)
Total shareholders’ equity	$58,154	$57,534	$55,967	$53,978	$52,151
Total liabilities and shareholders’ equity	$739,110	$731,503	$735,657	$727,296	$716,000

Loan Data
Mortgage loans on real estate:
Construction and land development	$35,927	$37,182	$36,783	$36,024	$34,699
Secured by farm land	646	657	666	676	688
Secured by 1-4 family residential	208,177	203,896	205,114	205,623	198,763
Other real estate loans	221,610	221,497	215,076	215,915	210,522
Loans to farmers (except those secured by real estate)	822	525	511	461	1,316
Commercial and industrial loans (except those secured by real estate)	37,941	33,922	30,690	28,731	28,665
Consumer installment loans	12,101	12,047	9,938	5,279	4,611
Deposit overdrafts	232	196	245	199	264
All other loans	4,745	4,785	4,810	4,862	6,539
Total loans	$522,201	$514,707	$503,833	$497,770	$486,067
Allowance for loan losses	(5,326)	(5,301)	(5,444)	(5,451)	(5,321)
Loans, net	$516,875	$509,406	$498,389	$492,319	$480,746

FIRST NATIONAL CORPORATION
Quarterly Performance Summary
(in thousands, except share and per share data)

	(unaudited) For the Quarter Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Reconciliation of Tax-Equivalent Net Interest Income
GAAP measures:
Interest income – loans	$6,365	$6,138	$5,933	$5,646	$5,556
Interest income – investments and other	900	898	886	886	870
Interest expense – deposits	(489)	(446)	(405)	(383)	(353)
Interest expense – subordinated debt	(91)	(91)	(89)	(89)	(91)
Interest expense – junior subordinated debt	(80)	(79)	(76)	(68)	(69)
Total net interest income	$6,605	$6,420	$6,249	$5,992	$5,913
Non-GAAP measures:
Tax benefit realized on non-taxable interest income – loans	$17	$18	$18	$19	$25
Tax benefit realized on non-taxable interest income – municipal securities	76	76	74	74	71
Total tax benefit realized on non-taxable interest income	$93	$94	$92	$93	$96
Total tax-equivalent net interest income	$6,698	$6,514	$6,341	$6,085	$6,009

FIRST NATIONAL CORPORATION
Year-to-Date Performance Summary
(in thousands, except share and per share data)

	(unaudited) For the Year Ended
	December 31, 2017	December 31, 2016
Income Statement
Interest income
Interest and fees on loans	$24,082	$21,662
Interest on deposits in banks	335	238
Interest on securities
Taxable interest	2,569	2,692
Tax-exempt interest	583	564
Dividends on restricted securities	83	81
Total interest income	$27,652	$25,237
Interest expense
Interest on deposits	$1,723	$1,353
Interest on federal funds purchased	—	3
Interest on subordinated debt	360	361
Interest on junior subordinated debt	303	259
Interest on other borrowings	—	6
Total interest expense	$2,386	$1,982
Net interest income	$25,266	$23,255
Provision for loan losses	100	—
Net interest income after provision for loan losses	$25,166	$23,255
Noninterest income
Service charges on deposit accounts	$3,028	$3,512
ATM and check card fees	2,140	2,037
Wealth management fees	1,447	1,362
Fees for other customer services	570	581
Income from bank owned life insurance	407	425
Net gains (losses) on sales of securities	(90)	8
Net gains on sale of loans	172	144
Other operating income	618	424
Total noninterest income	$8,292	$8,493
Noninterest expense
Salaries and employee benefits	$12,923	$12,939
Occupancy	1,482	1,533
Equipment	1,636	1,634
Marketing	576	562
Supplies	365	450
Legal and professional fees	886	884
ATM and check card fees	805	866
FDIC assessment	316	426
Bank franchise tax	436	372
Telecommunications expense	416	451
Data processing expense	620	593
Postage expense	211	238
Amortization expense	620	771
Other real estate owned income, net	(186)	(120)
Net loss on disposal of premises and equipment	252	8
Other operating expense	1,926	1,881
Total noninterest expense	$23,284	$23,488
Income before income taxes	$10,174	$8,260
Income tax expense	3,726	2,353
Net income	$6,448	$5,907

FIRST NATIONAL CORPORATION
Year-to-Date Performance Summary
(in thousands, except share and per share data)

	(unaudited) For the Year Ended
	December 31, 2017	December 31, 2016
Common Share and Per Common Share Data
Net income, basic	$1.30	$1.20
Weighted average shares, basic	4,941,233	4,924,636
Net income, diluted	$1.30	$1.20
Weighted average shares, diluted	4,943,898	4,928,184
Shares outstanding at period end	4,945,702	4,929,403
Tangible book value at period end	$11.57	$10.26
Cash dividends	$0.14	$0.12

Key Performance Ratios
Return on average assets	0.89%	0.84%
Return on average equity	11.57%	12.00%
Net interest margin	3.77%	3.61%
Efficiency ratio (1)	66.42%	71.05%

Average Balances
Average assets	$727,932	$705,272
Average earning assets	680,178	655,913
Average shareholders’ equity	55,742	49,224

Asset Quality
Loan charge-offs	$733	$788
Loan recoveries	638	585
Net charge-offs	95	203

Reconciliation of Tax-Equivalent Net Interest Income
GAAP measures:
Interest income – loans	$24,082	$21,662
Interest income – investments and other	3,570	3,575
Interest expense – deposits	(1,723)	(1,353)
Interest expense – federal funds purchased	—	(3)
Interest expense – subordinated debt	(360)	(361)
Interest expense – junior subordinated debt	(303)	(259)
Interest expense – other borrowings	—	(6)
Total net interest income	$25,266	$23,255
Non-GAAP measures:
Tax benefit realized on non-taxable interest income – loans	$72	$101
Tax benefit realized on non-taxable interest income – municipal securities	300	290
Total tax benefit realized on non-taxable interest income	$372	$391
Total tax-equivalent net interest income	$25,638	$23,646

(1) The efficiency ratio is computed by dividing noninterest expense excluding other real estate owned income/expense, amortization of intangibles, and gains and losses on disposal of premises and equipment by the sum of net interest income on a tax-equivalent basis and noninterest income, excluding gains and losses on sales of securities. Tax-equivalent net interest income is calculated by adding the tax benefit realized from interest income that is nontaxable to total interest income then subtracting total interest expense. The tax rate utilized in calculating the tax benefit is 34%. See the tables above for tax-equivalent net interest income and reconciliations of net interest income to tax-equivalent net interest income. The efficiency ratio is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency. Such information is not prepared in accordance with U.S. generally accepted accounting principles (GAAP) and should not be construed as such. Management believes, however, such financial information is meaningful to the reader in understanding operational performance, but cautions that such information not be viewed as a substitute for GAAP.

(2) All capital ratios reported are for First Bank.